EXHIBIT 21.1

SUBSIDIARIES LIST

Entity Name	Jurisdiction of Incorporation or Formation

1103-1107 Dekalb Ave LLC	Delaware
1103-1107 Dekalb Avenue Corporation	Delaware
1262 East 14th Purchaser, LLC	New York
800 Superior, LLC	Delaware
800 Superior NMTC Investment Fund II LLC	Ohio
AA Gadget Repair Limited	Ireland
AFS Realty Holdings, LLC	Delaware
AFS Realty Member, LLC	Delaware
Agent Alliance Reinsurance Company, Ltd.	Bermuda
AII Insurance Management Limited	Bermuda
AII Investment Holdings Ltd.	Bermuda
AII Reinsurance Broker, Ltd.	Bermuda
AIU Management Services Limited	Ireland
AmCom Insurance Services, Inc.	California
AMT Capital Alpha, LLC	Delaware
AMT Capital Holdings, S. A. AMT Capital Holdings II S.A AMT Capital Holdings III S.A.	Luxembourg Luxembourg Luxembourg
AMT Consumer Services, Inc.	Delaware
AMT Home Protection Company AMT HSC Maryland, Inc. AMT Road Services Corp.	California Maryland Delaware
AMT Warranty Corp.	Delaware
AMT Warranty Corp. of Canada, ULC AMTCS Holdings, Inc.	Alberta, Canada Delaware
AmTrust at Lloyd’s Limited	England
AmTrust Captive Solutions Limited AmTrust Cayman Reinsurance Company, Ltd.	Luxembourg The Cayman Islands
AmTrust Claims Management SrL.	Italy
AmTrust Claims Services, Inc.	California
AmTrust Corporate Capital Limited AmTrust Corporate Member Limited AmTrust Corporate Member Two Limited AmTrust E&S Insurance Services, Inc.	England England England Delaware
AmTrust Equity Solutions, Ltd. AmTrust Europe Legal, Ltd.	Bermuda England
AmTrust Europe Ltd.	England
AmTrust Holdings Luxembourg-Europe S.à.r.l.	Luxembourg
AmTrust Holding Sweden Europe AB	Sweden
AmTrust Holdings Luxembourg S.à.r.l.	Luxembourg

Entity Name	Jurisdiction of Incorporation or Formation
AmTrust Insurance Company of Kansas, Inc.	Kansas
AmTrust Insurance Luxembourg S.A. AmTrust Insurance Spain, S.L.U.	Luxembourg Spain
AmTrust International Bermuda Ltd. AmTrust International Insurance, Ltd.	Bermuda Bermuda
AmTrust International Limited	England
AmTrust International Underwriters Limited	Ireland
AmTrust Japan KK	Japan
AmTrust Lloyd’s Corporation AmTrust Lloyds Holdings Limited	Texas The Cayman Islands
AmTrust Lloyd’s Insurance Company of Texas	Texas
AmTrust Management & Consultancy (China) Co., Ltd.	China
AmTrust Management Services, Ltd.	England
AmTrust Nordic, AB	Sweden
AmTrust North America, Inc.	Delaware
AmTrust North America of Florida, Inc.	Florida
AmTrust North America of Texas, Inc. AmTrust Re 2007 (Luxembourg)	Delaware Luxembourg
AmTrust Re Alpha	Luxembourg
AmTrust Re Aries S.A. AmTrust Re Epsilon	Luxembourg Luxembourg
AmTrust Re Taurus S.A.	Luxembourg
AmTrust Re Theta	Luxembourg
AmTrust Syndicate Holdings Limited AmTrust Syndicate Services Limited AmTrust Underwriters, Inc. AmTrust Underwriting Limited	England England Delaware England
AmTrust Ventures I, LLC	Delaware
AMTS Holding Corp.	Delaware
Associated Industries Insurance Company, Inc.	Florida
Boca NW65, LLC	Delaware
Builders & Tradesmen’s Insurance Services, Inc.	California
Builders Insurance Services, LLC Car Care Pension Trustees Limited Car Care Plan do Brasil Limitada Car Care Plan GmbH Car Care Plan (Holdings) Limited Car Care Plan Limited	Delaware England Brazil Germany England England
Caravan Security Storage Limited	England
CNH Industrial Canada Insurance Agency, Ltd. CNH Industrial Insurance Agency, Inc.	Alberta, Canada Delaware

Entity Name	Jurisdiction of Incorporation or Formation
Commercial Care Plan Limited Comp Options Insurance Company, Inc. CPP Direct LLC CPP Florida LLC CPP Travel LLC CPP Warranties LLC	England Florida Delaware Florida Delaware Delaware
Crop Pro Insurance, LLC	Wyoming
Developers Surety and Indemnity Company	Iowa
Direct Reinsurance, Ltd.	Turks and Caicos Islands
Dore & Associates Holdings Limited Dore Underwriting Services Limited East Ninth & Superior, LLC	England England Delaware
First Atlantic Title Insurance Corp.	New York
First Nonprofit Companies, Inc. First Nonprofit Insurance Agency, Inc. First Nonprofit Insurance Company Gadget Repair Solutions Limited	Illinois Illinois Delaware England
GMAC International Insurance Services Limited HSC Claims Administration, Inc. I.G.I. Administration Services Limited	England Maryland England
I.G.I. Intermediaries, Ltd.	England
I.G.I. Underwriting Agency, Inc.	New York
Indemnity Company of California	California
Insco Insurance Services, Inc.	California
LAE Insurance Services, Inc.	California
Milwaukee Casualty Insurance Co. Mobile Repair Solutions Malaysia SDN BHD Motors Insurance Company Limited National Home Surety Inc. Northcoast Warranty Services, Inc.	Wisconsin Malaysia England Delaware Delaware
Oakwood Village Ltd.	England
OwnerGUARD Agency	California
OwnerGUARD Corporation	California
OwnerGUARD University	California
PBOA, Inc.	Florida
Pedigree Livestock Insurance Limited PT Tecprotec REAF Holdings LLC RHL Corporate Name No. 1 Limited	England Indonesia Delaware England
Right2Claim Limited	England
Risk Services-Arizona, Inc.	Arizona
Risk Services (Bermuda), Ltd.	Bermuda
Risk Services-(Hawaii), Ltd.	Hawaii
Risk Services Intermediaries (Bermuda), Ltd.	Bermuda
Risk Services, LLC	Virginia

Entity Name	Jurisdiction of Incorporation or Formation
Risk Services-Nevada, Inc.	Nevada
Risk Services-Vermont, Inc.	Vermont
Rochdale Insurance Company	New York
Rock Run South, LLC	Delaware
Rocklin Sierra College, LLC	Delaware
RS Acquisition Holdco, LLC	Delaware
Security National Insurance Company Sequoia Indemnity Company Sequoia Insurance Company Shanghai First Response	Delaware Nevada California China
Signal Acquisition LLC	Delaware
Signal Service Solutions, LLC Strongwood Risk Management Solutions, LLC	Delaware California
Technology Insurance Company, Inc.	New Hampshire
Tecprotec Asia Private Limited	India
Tecprotec AVA Sdn Bhd	Malaysia
Tecprotec Holdings Pte Ltd.	Singapore
Tecprotec LLC	Russia
Tecprotec Sdn Bhd	Malaysia
The CPP Insurance Agency LLC	Delaware
The Finest Service Organization Investment Management, LLC	Delaware
The Finest Service Organization LLC	Delaware
Tiger Capital, LLC ToCo Warranty Corp.	Delaware Delaware
TPT Agency Sdn Bhd	Malaysia
Vemeco, Inc.	Connecticut
Vista Surety Insurance Solutions, LLC	California
W Direct Corp.	Delaware
Warrantech Automotive, Inc.	Connecticut
Warrantech Automotive of Canada, Inc.	Ontario, Canada
Warrantech Automotive of Florida, Inc.	Florida
Warrantech Caribbean, LTD.	Grand Cayman Islands
Warrantech Consumer Product Services, Inc.	Connecticut
Warrantech Corporation	Nevada
Warrantech Direct I, L.P.	Texas
Warrantech Direct, Inc.	Texas
Warrantech Home Assurance Company	Florida
Warrantech Home Service Company	Connecticut
Warrantech International de Chile	Chile
Warrantech International, Inc.	Delaware
Warrantech Management Company	Delaware
Warrantech Management Holding Company	Delaware

Entity Name	Jurisdiction of Incorporation or Formation
Warrantech Management Limited Partnership	Texas
Warrantech Peru SRL	Peru
WCPS of Florida, Inc.	Florida
Wesco Insurance Company	Delaware
Westport Reinsurance Limited	Turks and Caicos Islands
Westside Parkway GA, LLC	Delaware
WHSC Direct, Inc.	Texas